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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 --------------


        Date of Report (Date of earliest event reported): March 13, 1997


                          STEEL OF WEST VIRGINIA, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-16254                 55-0684304
(State or Other Jurisdiction of       (Commission             (IRS Employer
        Incorporation)                File Number)          Identification No.)


        17th Street and 2nd Avenue, Huntington, West Virginia     25703
              (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (304) 696-8200


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                         Exhibit Index Appears on Page 7

                                Page 1 of 7 Pages
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Items 1-4.  Not Applicable

Item 5.     Other Events.

            On March 13, 1997, the Board of Directors of Steel of West Virginia, Inc., a Delaware corporation (the "Company"), declared a distribution of (i) one Right (as defined below) for each outstanding share of Common Stock, par value $.01 per share (the "Company Common Stock"), to stockholders of record at the close of business on March 28, 1997 (the "Record Date") and for each share of Company Common Stock issued (including shares distributed from Treasury) by the Company thereafter and prior to the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one-half of a share of Company Common Stock at a purchase price of $26.00 per share of Company Common Stock, equivalent to $13.00 for each one-half of a share of Company Common Stock (the "Purchase Price"), subject to adjustment (the "Right"). No less than two Rights, and only whole multiples of two Rights, may be exercised by a holder. The Purchase Price is payable in cash or by certified or bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement").

            Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Company Common Stock and the "Distribution Date" will occur upon (i) the earlier of (A) 10 business days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or such subsidiary) (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more (or 20% or more in the case of certain current stockholders of 10% or more) of the then outstanding shares of Company Common Stock, and (B) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then outstanding shares of Company Common Stock, or (ii) such later date as may be determined by action of a majority of the Independent Directors of the Board prior to the occurrence of either event specified in (i) above. Until the Distribution Date, (x) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (y) new Company Common Stock certificates issued after the Record Date (also including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference, and (z) the surrender for transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificates. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

            The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 18, 2007, the tenth anniversary of the Rights Agreement, unless earlier redeemed by the Company as described below.


                                Page 2 of 7 Pages
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            In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and shares of Company Common Stock shall remain outstanding, (ii) a Person becomes the beneficial owner of 15% or more (or 20% or more in the case of certain current stockholders of 10% or more) of the then outstanding shares of Company Common Stock, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or
(iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest in any class of Company Common Stock being increased by more than 1% (e.g., by means of a reverse stock split or recapitalization), then, in each such case, each holder of two Rights will thereafter have the right to receive, upon exercise, shares of Company Common Stock (or, in certain circumstances, Common Stock Equivalents (as such terms is defined in the Rights Agreement)) having a current market value equal to two times the exercise price of the Rights. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

            In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation (other than a merger described in the preceding paragraph), (ii) any Person consolidates or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other Person, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of two Rights (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the Acquiring Person having a current market value equal to two times the exercise price of the Rights.

            The Purchase Price payable, and the number of shares of Company Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Company Common Stock, (ii) if holders of the Company Common Stock are granted certain rights or warrants to subscribe for Company Common Stock or convertible securities at less than the current market price of the Company Common Stock, or
(iii) upon the distribution to the holders of the Company Common Stock of evidences of indebtedness, cash or assets (excluding regular cash dividends, if any) or of subscription rights or warrants (other than those referred to above).

            With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Company Common Stock. In lieu thereof, a cash payment will be made as provided in the Rights Agreement. No Rights may be exercised that would entitle the holders to any fraction of a share of Company Common Stock unless concurrently therewith such holder purchases an additional fraction of a share of Company Common Stock which, when added to the number of shares of Company Common Stock to be received upon such exercise, equals a whole number of shares of Company Common Stock, as provided in the Rights Agreement. If such holder does not purchase such additional fraction of a share of Company Common Stock, a cash payment will be made, as provided in the Rights Agreement.


                                Page 3 of 7 Pages
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            At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (except Rights which previously have been voided as described above), in whole or in part, at an exchange ratio of two Common Shares (or, in certain circumstances, two Common Stock Equivalents) per Right.

            Any person who, as of the close of business on the Record Date, is the beneficial owner of more than 10% of the outstanding Company Common Stock, is and continues to be eligible to report such beneficial ownership on Schedule 13G, and has a Schedule 13G on file with the Securities and Exchange Commission will not be an Acquiring Person unless such Person acquires additional shares such that its aggregate beneficial ownership of Company Common Stock is more than 20% of the then outstanding shares of Common Stock. Additionally, any person who, as of the close of business on March 13, 1997, is the beneficial owner of 15% or more of the outstanding Company Common Stock shall not be considered an Acquiring Person unless such person shall acquire one additional share of Company Common Stock or be deemed the Beneficial Owner of one additional shares of Company Common Stock.

            A majority of the Independent Directors may redeem the Rights in whole, but not in part, until (i) ten business days following the Stock Acquisition Date, or (ii) such later date as they shall determine, at a price of $.01 per Right (subject to adjustment in certain events) (the "Redemption Price"), payable, at the election of such majority of the Independent Directors, in cash or shares of Company Common Stock. Immediately upon the action of a majority of the Independent Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of Company Common Stock (or other consideration).

            Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Company Common Stock at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

            The form of Rights Agreement between the Company and the Rights Agent specifying the term of the Rights, which includes as (i) Exhibit A, the Form of Rights Certificate, and (ii) Exhibit B, the Form of Summary of Rights, is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.


                                Page 4 of 7 Pages
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Item 6.     Not Applicable.

Item 7.     Exhibits.

       4 Rights Agreement, dated as of March 19, 1997, between Steel of West Virginia, Inc. and Continental Stock Transfer & Trust Company, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B)

      99    Press Release, dated March 17, 1997, issued by the Company

Item 8.     Not Applicable.


                                Page 5 of 7 Pages
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          STEEL OF WEST VIRGINIA, INC.


                                            By: /s/ Timothy R. Duke
                                                _________________________
                                                Timothy R. Duke
                                                President

Date: March 21, 1996



                                Page 6 of 7 Pages
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                                 EXHIBIT INDEX

Exhibit No.  Description
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       4     Rights Agreement, dated as of March 19, 1997, between Steel of
             West Virginia, Inc. and Continental Stock Transfer & Trust Company, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B)

      99     Press Release, dated March 17, 1997, issued by the Company.



                                Page 7 of 7 Pages